Exhibit 99.1

For Immediate Release	Contact Information
Monday, November 5, 2007	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

TXCO Resources Reports
Financial Results, Updates Operations

SAN ANTONIO -- Nov. 5, 2007 -- TXCO Resources Inc. (Nasdaq:TXCO) today reported financial results for the quarter and nine months ended Sept. 30, 2007, and provided an operations update. Highlights include record:
•	Operating cash flow.
•	Quarterly and nine-month oil sales.
•	Total assets.
•	Drilling activity.

"We continued to build momentum throughout the third quarter," said CEO James E. Sigmon. "Operational and financial results remain in line with our expectations following TXCO's acquisition of Output Exploration, LLC in the second quarter of this year. Our active drilling program translated into record oil and gas sales and cash flow. I believe 2007 is on its way to being an excellent year for TXCO and its shareholders."

Third Quarter
Third-quarter 2007 Ebitda – earnings before income taxes, interest, depreciation, depletion, amortization, impairment and abandonment expense – was a record $17.5 million compared to $13.3 million in 2006. Ebitdax – Ebitda plus exploration expense – was also a record $17.8 million, a 31 percent increase from $13.6 million recorded a year earlier. See the accompanying table for a reconciliation of non-GAAP financial measures. Net income for the third quarter was $2.4 million, equal to $0.07 per share, compared with $6.4 million, or $0.19 per share, for third-quarter 2006. All per-share amounts are on a diluted basis. Oil and gas sales were higher compared to both the year-earlier and prior quarters, offset by higher lease operating expense and depreciation, consistent with the acquisition of Output Exploration.

Nine-Month Period
For the January-September period, net cash provided by operating activities was a record $27.3 million, up more than 90 percent from $14.0 million in the year-earlier period. Ebitdax  rose to a record $33.8 million, a 6 percent increase from $32.0 million in the 2006 nine months. Ebitda also was a record, $32.9 million, and also up 6 percent from $31.1 million a year earlier.

-- More --

For the nine-month period, TXCO reported a net loss of $827,000 or $0.02 per share. A year earlier, net income was $11.6 million, or $0.35 a share. Total revenues were a record $61.8 million, up from $57.2 million for the year-earlier period. Oil and gas sales rose to $52.9 million, a 19 percent increase from the 2006 period, partially offset by lower gas gathering results. TXCO's assets at Sept. 30 stood at a record $326.2 million, more than double the $143.8 million recorded at year-end 2006, consistent with the acquisition.

Operations
TXCO drilled or participated in a record 81 wells this year through Oct. 31, compared with 56 wells through October 2006. Average production for the third quarter was 3,125 bopd and 7,087 mcfd, a 12.6 percent increase over the previous quarter.

A total of 33 of these wells targeted the Maverick Basin's Glen Rose Porosity interval. Oil sales from the Porosity play in the Maverick Basin for the quarter rose to 2,253 bopd, a 27 percent increase from the second quarter. September production topped 2,650 bopd, a significant increase from 2,500 bopd during August.

In the East Texas Fort Trinidad Field, TXCO has spudded and currently is drilling its first Glen Rose shoal well, the Forrest 2H. Plans are to drill the Glen Rose B interval horizontally for approximately 3,000 feet.

Three wells currently target the Maverick Basin's Pearsall gas resource play. The Glass Ranch B 1-77 is currently being completed vertically. The well is flowing 3,000 mcfd on an 8/64-inch choke with flowing tubing pressure of 7,200 psi. Operations continue to clean up 18.2 pound-per-gallon mud left in the open hole. TXCO also is drilling the Cage Ranch 26-2H, which is scheduled to be a horizontal Pearsall well, and has set intermediate casing at the top of the Pearsall. Additionally, the Company has re-entered and is drilling horizontally in an old well, the Burr A 1-68H, that flowed more than 1,000 mcfd from the Pearsall formation in the 1970s.

After correcting mechanical problems with pumping equipment on its San Miguel tar sand pilot, TXCO is preparing to start steam injection for a fourth cycle this week. Bottomhole temperatures have increased to approximately 365° F. Meanwhile, simulation programs are being fine tuned to expand this cyclic-steam pilot using new, horizontal wells. Additional steam generation equipment for the expansion should be delivered by mid-January 2008.

Work is progressing on the design of a second tar sand pilot. The pilot will contain 8-16 wells that are now anticipated to be drilled in the first and second quarters of 2008 due to the delay in delivery of steam generators. Two additional 50 mmbtu steam generators are scheduled to be on site in April and May 2008 for the second pilot, which will use the fracture-assisted steamflood technology (FAST)  recovery method Conoco employed successfully on the San Miguel tar deposit in the early 1980s to recover 50 percent of the tar in place in two pilots.

In the Marfa Basin, the Simpson 1, a vertical re-entry, has been fractured successfully in the Barnett shale interval. The well is still producing fracturing fluids but is flowing back at rates of about 100 bwpd and 140 mcfd. As water production decreases, it is anticipated that gas production will increase.

-- More --

Conference Call
TXCO has scheduled a conference call for 10 a.m. CST (11 a.m. EST) Tuesday, Nov. 6, 2007, to discuss its financial results and recent operations. The call will be broadcast live over the Internet at http://www.txco.com/concall.html, or by telephone at (877) 387-9209 in the U.S./Canada or (706) 643-3820 for international callers. Passcode is 20659382. A replay will be available through Thursday, Nov. 8, 2007, at (800) 642-1687 (U.S./Canada) and (706) 645-9291 (International) with passcode 20659382, and for 30 days at http://www.txco.com/concall.html.

About TXCO Resources
TXCO Resources, formerly The Exploration Company, is an independent oil and gas enterprise with interests in the Maverick Basin, the onshore Gulf Coast region and the Marfa Basin of Texas, and the Midcontinent region of western Oklahoma. It has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. TXCO's business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. It accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq's Global Select Market under the symbol "TXCO."

Forward-Looking Statements
Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to oil and gas prices, capital expenditures, production levels, well test results, drilling plans, including the timing, number and cost of wells to be drilled, projects and expected response, and establishment of reserves. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the Company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2006, and its Form 10-Q for the quarter ended June 30, 2007. These and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge, upon request from the Company.

(Financial Information and Selected Operational Tables Follow)

 TXCO RESOURCES INC.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)	September 30, 2007	December 31, 2006
Assets

Current Assets
Cash and equivalents	$6,798	$3,882
Accounts receivable, net	17,291	9,132
Federal income tax receivable	8,903	4,468
Prepaid expenses and other	5,143	887
Accrued derivative asset - short-term	105	-
Total Current Assets	38,240	18,369

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	281,681	119,574

Other Assets
Deferred tax asset	2,558	5,310
Deferred financing fees	2,377	60
Accrued derivative asset - long-term	55	-
Other assets	1,286	488
Total Other Assets	6,276	5,858

Total Assets	$326,197	$143,801

TXCO RESOURCES INC.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)	September 30, 2007	December 31, 2006
Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable, trade	$16,829	$7,969
Undistributed revenue	1,698	1,035
Notes payable	190	267
Derivative settlements payable	111	70
Accrued derivative obligation - short-term	1,131	321
Other payables and accrued liabilities	12,259	6,433
Total Current Liabilities	32,218	16,095

Long-Term Liabilities
Long-term debt	144,250	2,351
Accrued derivative obligation - long-term	1,404	-
Deferred income taxes - long-term	16,532	-
Asset retirement obligation	4,177	1,703
Total Long-Term Liabilities	166,363	4,054

Stockholders' Equity
Preferred stock, Series A & Series B; authorized 10,000,000 shares; issued and outstanding -0- shares	-	-
Common stock, par value $.01 per share; authorized 100,000,000 shares; issued 34,281,038 and 33,290,698 shares, outstanding 34,162,619 and 33,190,898 shares	343	333
Additional paid-in capital	127,443	122,108
Retained earnings	1,791	2,619
Accumulated other comprehensive loss, net of tax	(1,496)	(1,162)
Less treasury stock, at cost, 118,419 and 99,800 shares	(465)	(246)
Total Stockholders' Equity	127,616	123,652

Total Liabilities and Stockholders' Equity	$326,197	$143,801

TXCO RESOURCES INC.
Condensed Consolidated Statements Of Operations
(Unaudited)
	Three Months Ended	Three Months Ended
(in thousands, except earnings per share data)	September 30, 2007	September 30, 2006
Revenues
Oil and gas sales	$25,012	$18,067
Gas gathering operations	3,227	3,511
Other operating income	34	5
Total Revenues	28,273	21,583

Costs and Expenses
Lease operations	3,137	1,816
Production taxes	1,418	879
Exploration expenses, including dry hole costs	269	320
Impairment and abandonments	(1,092)	-
Gas gathering operations	3,432	3,555
Depreciation, depletion and amortization	11,632	4,539
General and administrative	3,110	2,105
Total Costs and Expenses	21,906	13,214

Income from Operations	6,367	8,369

Other Income (Expense)
Derivative mark-to-market gain	-	1,319
Derivative settlements loss	-	(949)
Interest expense	(3,227)	(73)
Interest income	135	258
Loan fee amortization	(175)	(52)
Total Other Income (Expense)	(3,267)	503

Income before income taxes	3,100	8,872
Income tax (benefit) expense -- current	(50)	3,603
deferred	771	(1,119)

Net Income	$2,379	$6,388

Earnings Per Share
Basic earnings per share	$0.07	$0.20

Diluted earnings per share	$0.07	$0.19

TXCO RESOURCES INC.
Condensed Consolidated Statements Of Operations
(Unaudited)
	Nine Months Ended	Nine Months Ended
(in thousands, except earnings per share data)	September 30, 2007	September 30, 2006
Revenues
Oil and gas sales	$52,873	$44,389
Gas gathering operations	8,872	12,730
Other operating income	84	40
Total Revenues	61,829	57,159

Costs and Expenses
Lease operations	10,035	5,328
Production taxes	3,014	2,170
Exploration expenses, including dry hole costs	923	960
Impairment and abandonments	289	1,094
Gas gathering operations	9,670	12,930
Depreciation, depletion and amortization	25,217	10,892
General and administrative	7,996	5,666
Total Costs and Expenses	57,144	39,040

Income from Operations	4,685	18,119

Other Income (Expense)
Derivative mark-to-market gain	-	1,787
Derivative settlements loss	-	(2,540)
Interest expense	(6,367)	(209)
Interest income	238	471
Loan fee amortization	(344)	(174)
Loss on sale of assets	-	(11)
Total Other Income (Expense)	(6,473)	(676)

(Loss) income before income taxes	(1,788)	17,443
Income tax (benefit) expense -- current	(5,301)	7,318
deferred	4,340	(1,519)

Net (Loss) Income	$(827)	$11,644

(Loss) Earnings Per Share
Basic (loss) earnings per share	$(0.02)	$0.37

Diluted (loss) earnings per share	$(0.02)	$0.35

TXCO RESOURCES INC.
Condensed Consolidated Statements Of Cash Flows
(Unaudited)
	Nine Months Ended	Nine Months Ended
(in thousands, except earnings per share data)	September 30, 2007	September 30, 2006
Operating Activities
Net (loss) income	$(827)	$11,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	25,562	11,066
Impairment, abandonments and dry hole costs	743	1,094
Deferred tax expense (benefit)	4,340	(1,519)
Loss on sale of asset	-	11
Non-cash stock compensation expense	1,184	974
Non-cash derivative mark-to-market loss	-	(1,787)
Non-cash change in components of Other Comprehensive Income	1,524	-
Changes in operating assets and liabilities:
Receivables	(8,160)	(229)
Prepaid expenses and other	(7,714)	(1,251)
Accounts payable and accrued expenses	15,431	(3,191)
Current income taxes (receivable) payable	(4,747)	(2,862)
Net cash provided by operating activities	27,336	13,950

Investing Activities
Development and purchases of oil and gas properties	(68,141)	(38,395)
Purchase of other equipment	(2,317)	(5,762)
Purchase of subsidiary	(95,994)	-
Proceeds from sale of assets	-	19
Net cash used by investing activities	(166,452)	(44,138)

Financing Activities
Proceeds from issuance of common stock, net of expenses	429	30,272
Purchase of treasury shares	(219)	-
Proceeds from bank credit facility	164,750	9,300
Payments on bank credit facility	(22,851)	(9,300)
Proceeds from installment and other obligations	341	178
Payments on installment and other obligations	(418)	(316)
Net cash provided by financing activities	142,032	30,134

Change in Cash and Equivalents	2,916	(54)

Cash and equivalents at beginning of period	3,882	6,083

Cash and Equivalents at End of Period	$6,798	$6,029

TXCO RESOURCES INC. SELECTED OPERATING DATA
	Three Months Ended			Nine Months Ended
($'s in thousands, except average prices)	June 30, 2007	Sept. 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006

Net cash provided in operating activities	$6,193	$19,850	$4,050	$27,336	$13,950
Ebitdax *	11,284	17,789	13,586	33,823	32,038
Ebitda *	11,006	17,520	13,265	32,900	31,078

Current ratio	1.66	1.19	1.09	1.19	1.09
Debt to asset ratio	44.5%	49.3%	0.1%	49.3%	0.1%

Sales
Oil:
Sales, in mBbl	241	288	242	680	588
Average realized sales price per barrel, excluding hedging impact	$61.58	$71.59	$66.51	$64.34	$64.68
Natural Gas:
Sales, in mmcf	644	652	278	1,517	864
Average realized sales price per mcf, excluding hedging impact	$7.44	$6.77	$7.02	$7.13	$7.38
Equivalent Basis:
Sales in mBOE	348	396	289	932	732
Average realized sales price per BOE, excluding hedging impact	$56.35	$63.10	$62.59	$58.49	$60.66

Sales in mmcfe	2,088	2,377	1,732	5,595	4,390
Average realized sales price per mcfe, excluding hedging impact	$9.39	$10.52	$10.43	$9.75	$10.11

Other Operating Data
Total lifting costs	$5,347	$4,576	$2,696	$13,039	$7,498
Total lifting costs per BOE	$15.36	$11.55	$9.34	$13.98	$10.25
Total lifting costs per mcfe	$2.63	$1.92	$1.56	$2.33	$1.71

Sales volume -oil properties -mBbl	229	291	240	669	582
Oil prop. lifting costs-oil (Incl Prod & Sev Tax)	$4,192	$2,617	$2,169	$9,325	$5,920
Oil prop. lifting costs per barrel	$18.27	$9.01	$9.02	$13.94	$10.17

Glen Rose Porosity sales volume -mBbl	162	207	215	492	506
Glen Rose Porosity lifting costs per barrel	$9.12	$7.17	$6.57	$9.16	$6.53

Sales volume -gas properties -mmcf	605	703	252	1,518	796
Gas prop. lifting costs-gas (Incl Prod & Sev Tax)	$1,990	$3,182	$548	$5,716	$1,600
Gas prop. lifting costs per mcf	$3.29	$4.52	$2.18	$3.77	$2.01

Total depletion cost per BOE	$24.62	$29.38	$15.57	$26.75	$14.70
Total depletion cost per mcfe	$4.10	$4.90	$2.60	$4.46	$2.45

* Please see the last page of this press release for a reconciliation of these non-GAAP financial measures.

TXCO RESOURCES INC.
EBITDA and EBITDAX RECONCILIATION to NET INCOME and NET CASH PROVIDED
PERIODS INDICATED

($ Thousands)	1Q07	2Q07	3Q07	YTD	1Q06	2Q06	3Q06	YTD

Net cash provided by operating
activities per CF Stmt	1,000	6,486	19,850	27,336	(402)	10,303	4,050	13,950

Change in operating assets and liabilities	(8,669)	(1,893)	5,373	(5,189)	(5,211)	2,527	(4,849)	(7,533)

Operating CF before change in
operating assets & liabilities	9,670	8,379	14,477	32,525	4,809	7,776	8,898	21,483

Deferred income taxes	(4,301)	733	(771)	(4,340)	-	400	1,119	1,519
Cash portion of net interest expense	251	2,786	3,092	6,129	50	(127)	(185)	(262)
Derivative settlements loss	1,143	381	-	1,524	633	958	949	2,540
Income tax expense, net	(965)	(717)	721	(961)	763	2,552	2,484	5,799
Exploration costs	375	278	269	923	444	196	320	960
Dry hole costs	(280)	(175)	1	(454)	-	-	-	-
Change in components of other
comprehensive income	(1,143)	(381)	-	(1,524)	-	-	-	-

Ebitdax	4,750	11,284	17,789	33,823	6,698	11,755	13,586	32,038

Less: Exploration costs	375	278	269	923	444	196	320	960

Ebitda	4,375	11,006	17,520	32,900	6,254	11,559	13,265	31,078

Less:
Loss on sale of assets	-	-	-	-	-	11	-	11
Income tax expense, net	(965)	(717)	721	(961)	763	2,552	2,484	5,799
Impairment & abandonments	686	696	(1,092)	289	476	618	-	1,094
Derivative Loss (Gain)	1,143	381	-	1,524	639	485	(370)	753
Interest, net	251	2,786	3,092	6,129	50	(127)	358	(262)
Non cash stock compensation	226	345	613	1,184	252	364	(185)	974
DD&A	4,926	8,829	11,807	25,562	2,800	3,675	4,591	11,066

Net Income (Loss)	(1,892)	(1,314)	2,379	(827)	1,275	3,981	6,388	11,644

EBITDAX is earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense. EBITDA equals EBITDAX less exploration expense. We believe EBITDA and EBITDAX provide a more complete analysis of TXCO's operating performance and debt servicing ability relative to other companies, and of our ability to fund capital expenditure and working capital requirements.

These measures are widely used by investors and rating agencies. EBITDA, with certain negotiated adjustments, is referenced in TXCO's financial covenants and required in reporting under our credit facility. EBITDA and EBITDAX are not measures of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP.

Columns/rows may not foot/cross-foot due to rounding.